Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports First Quarter 2021 Results

Strong Customer Demand Resulted in Additional Hiring and S,G&A Investments During the First Quarter

PITTSBURGH, PA – April 28, 2021—Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights:

•	Consolidated revenues totaled $49.8 million, a 2% sequential increase over fourth quarter 2020;

•	The Company’s Data and Analytics Services segment reported a strong bookings performance during the quarter, despite flat revenues as compared to the previous quarter;

•	Customer demand improved as the COVID-19 situation recovers in North America and drives our S,G&A investments to capture anticipated future revenues;

•	The IT Staffing Services segment added a record 99 consultants-on-billing, an increase of 9% during the quarter, as the demand for its services continued to increase;

•	Consolidated gross margins increased 50-basis points on a year-over-year basis;

•	GAAP diluted earnings per share were $0.10 in the first quarter of 2021 versus $0.16 in the first quarter of 2020;

•	Non-GAAP diluted earnings per share were $0.19 in the first quarter of 2021 versus $0.23 in the first quarter of 2020.

First Quarter Results:

Revenues for the first quarter of 2021 totaled $49.8 million, compared to $50.4 million during the corresponding quarter last year. Gross profits in the first quarter of 2021 were $12.8 million, compared to $12.7 million in the same quarter of 2020. GAAP net income for the first quarter of 2021 totaled $1.2 million or $0.10 per diluted share, compared to $1.9 million or $0.16 per diluted share during the same period last year. Non-GAAP net income for the first quarter of 2021 was $2.2 million or $0.19 per diluted share, compared to $2.7 million or $0.23 per diluted share in the first quarter of 2020.

Activity levels at the Company’s Data and Analytics Services segment were flat during the quarter when compared to last quarter, despite a much stronger bookings performance. Project delays materially impacted first quarter results in terms of revenues, gross margins and bottom-line results. Demand for the Company’s IT Staffing Services segment increased materially during the quarter, with a 9% expansion in billable-consultants, which essentially offset the billable headcount decline the Company experienced during the pandemic-impacted first-half of 2020.

Vivek Gupta, the Company’s President and Chief Executive Officer stated “While customers continued to be cautious in starting new projects in the data and analytics space, our IT Staffing Services segment saw a material increase in new assignment opportunities during the quarter. The increase in D&A bookings, particularly in the latter part of the quarter, gives us confidence that the Data and Analytics segment is well positioned for meaningful growth for the year.”

Further commenting on the data & analytics marketplace, Paul Burton, the Chief Executive of the Company’s Data & Analytics Services segment said “We are seeing encouraging signs that customers are becoming more comfortable commencing new projects. We believe this trend, combined with pent-up global demand, positions the segment for strong revenue growth for the remainder of the year as compared to 2020.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated, “At March 31, 2021 we had cash balances on hand of $7.2 million, no borrowings under our revolving credit facility, and cash availability of approximately $25 million.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S., Canada, EMEA, India and ASEAN.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to (i) projections of revenues, earnings, and cash flow, and (ii) statements regarding the expected benefits to the Company from the completion of the AmberLeaf acquisition. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19 and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2020.

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For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$7,242	$7,677
Accounts receivable, net	36,206	32,134
Prepaid and other current assets	1,238	1,346

Total current assets	44,686	41,157
Equipment, enterprise software and leasehold improvements, net	1,895	1,971
Operating lease right-of-use assets	3,199	3,286
Deferred income taxes	804	796
Non-current deposits	459	396
Goodwill, net of impairment	32,510	32,510
Intangible assets, net	21,137	21,930

Total assets	$104,690	$102,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,400	$4,400
Current portion of operating lease liability	1,056	1,079
Accounts payable	3,915	2,589
Accrued payroll and related costs	12,882	12,374
Other accrued liabilities	1,571	1,529

Total current liabilities	23,824	21,971
Long-term liabilities:
Long-term debt, less current portion, net	11,795	12,875
Contingent consideration liability	2,882	2,882
Long-term operating lease liability, less current portion	2,273	2,325
Long-term accrued income taxes	165	165
Long-term payroll tax liabilities	2,295	2,295

Total liabilities	43,234	42,513
Shareholders’ equity:
Common stock, par value $0.01 per share	130	130
Additional paid-in capital	26,231	25,509
Retained earnings	39,814	38,620
Accumulated other comprehensive income (loss)	(532)	(539)
Treasury stock, at cost	(4,187)	(4,187)

Total shareholders’ equity	61,456	59,533

Total liabilities and shareholders’ equity	$104,690	$102,046

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2021	2020
Revenues	$49,775	$50,425
Cost of revenues	36,971	37,706

Gross profit	12,804	12,719
Selling, general and administrative expenses	10,935	10,243

Income from operations	1,869	2,476
Other income/(expense), net	(232)	(226)

Income before income taxes	1,637	2,250
Income tax expense	443	381

Net income	$1,194	$1,869

Earnings per share:
Basic	$0.10	$0.17
Diluted	$0.10	$0.16
Weighted average common shares outstanding:
Basic	11,415	11,127

Diluted	11,997	11,675

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2021	2020
GAAP Net Income	$1,194	$1,869
Adjustments:
Amortization of acquired intangible assets	793	673
Stock-based compensation	621	456
Income taxes adjustments	(365)	(296)

Non-GAAP Net Income	$2,243	$2,702

GAAP Diluted Earnings Per Share	$0.10	$0.16

Non-GAAP Diluted Earnings Per Share	$0.19	$0.23

Weighted average common shares outstanding:
GAAP Diluted Shares	11,997	11,675

Non-GAAP Diluted Shares	11,997	11,675

F-6

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended March 31,
	2021	2020
Revenues:
Data and analytics services	$8,794	$7,360
IT staffing services	40,981	43,065

Total revenues	$49,775	$50,425

Gross Margin %:
Data and analytics services	45.7%	47.1%
IT staffing services	21.4%	21.5%

Total gross margin %	25.7%	25.2%

Segment Operating Income:
Data and analytics services	394	909
IT staffing services	$2,268	$2,240

Subtotal	2,662	3,149
Amortization of acquired intangible assets	(793)	(673)
Interest expense and other, net	(232)	(226)

Income before income taxes	$1,637	$2,250